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Exhibit 5.3

March 28, 2016

Reference: 88902/33
TransCanada Corporation
450 – 1st Street S.W.
Calgary, Alberta, Canada
T2P 5H1

Re: TransCanada Corporation (the "Corporation")

Dear Ladies and Gentlemen:

We hereby consent to the references to this firm on the cover page and under the captions "Enforceability of Civil Liabilities", "Certain Canadian Income Tax Considerations", "Eligibility for Investment", "Legal Matters", "Documents Filed as Part of the Registration Statement" and "Interests of Experts" in the prospectus included as part of the registration statement on Form F-10 (Registration No. 333-210256) of the Corporation.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Yours very truly,

(signed) "Blake, Cassels & Graydon LLP"

Blake, Cassels & Graydon LLP

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  Exhibit 5.3